Exhibit 99.2 Unaudited category sales and unaudited customer transactions


                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES
                        For the Five Week Calendar Period


                                             --- For the Five Weeks Ended ---
                             Same-Stores      July 6, 2001      July 7, 2000
                                % Chg          Sales Mix         Sales Mix
   Highly Consumable             13%              61%               59%
   Hardware and Seasonal         18%              15%               14%
   Basic Clothing                -1%              11%               12%
   Home Products                 -9%              13%               16%
                                 ---              ---               ---
     TOTAL                       8.4%             100%              100%

   Hardlines                     12%              86%               84%
   Softlines                     -8%              14%               16%
                                 ---              ---               ---
     TOTAL                       8.4%             100%              100%



                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                        For the Five-Week Calendar Period


                                    --- For the Five Weeks Ended ---
                                                 % Chg
   Same-Store Sales                              8.4%
   Customer Transactions                         4.0%
   Average Customer Purchase                     4.0%